As filed with the Securities and Exchange Commission on March 7, 2006
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             Registration Statement
                        Under the Securities Act of 1934

                          Oliver Creek Resources, Inc.
                 (Name of Small Business Issuer in Its Charter)

          NEVADA                                  1000                            20-3866475
(State or Other Jurisdiction of        (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)         Classification Code Number)            Identification No.)

          6952 Lanark Street
    Vancouver, B.C.  Canada  V5P 2Z7                             (604)836-2292
(Address of principal Executive Offices)                      (Telephone Number)

       Michael M. Kessler, Esq.
   3436 American River Drive, Suite 11
        Sacramento, CA  95864                 (916) 239-4000      (916) 239-4008
(Name and Address of Agent for Service)     (Telephone Number)     (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
 Class of                              Maximum        Maximum
Securities                             Offering       Aggregate       Amount of
  to be             Amount to be        Price         Offering      Registration
Registered           Registered       Per Unit (2)    Price (3)         Fee (1)
--------------------------------------------------------------------------------

Units (4)             1,000,000         $0.05         $ 50,000         $   --
--------------------------------------------------------------------------------
Common                1,000,000         $0.05         $ 50,000         $ 5.35
--------------------------------------------------------------------------------
Common Stock
Underlying Warrants   2,000,000         $0.10         $200,000         $21.40
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.01 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). (4) Each Unit consists of one share of Common Stock and two Common Stock Purchase Warrants. Each Common Stock Purchase Warrant will entitle the holder to purchase on additional share of Common Stock at a price of $.10 per Share for a period of two years from the date of this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                           OLIVER CREEK RESOURCES INC.
                                 1,000,000 UNITS
                                  $.05 PER UNIT
             CONSISTING OF 1,000,000 SHARES OF COMMON STOCK AT $.05
             PER SHARE AND 2,000,000 WARRANTS TO PURCHASE SHARES OF
                         COMMON STOCK AT $.10 PER SHARE

This is the initial offering of common stock of Oliver Creek Resources Inc. and no public market currently exists for the securities being offered. Oliver Creek Resources Inc. is offering for sale a total of 1,000,000 units, each unit consisting of one share of common stock and two common stock purchase warrants. Each common stock purchase warrant will entitle the holder to purchase one additional share of common stock at a price of $.10 per share for a period of two years from the date of this offering. The offering is being conducted on a self-underwritten, best efforts, all-or-none basis, which means our officers and directors will attempt to sell the units. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the units in this offering. If all units are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The units will be offered at a price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

Oliver Creek Resources Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Oliver Creek Resources which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                        Offering       Total
                         Price       Amount of      Underwriting    Proceeds to
                       Per Unit      Offering       Commissions     the Company
                       --------      --------       -----------     -----------
Common Stock             $.05       $ 50,000            $0            $ 50,000

Common Stock
Underlying Warrants      $.10       $200,000            $0            $200,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission has been cleared of comments and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                       3
     General Information about Our Company                                  3
     The Offering                                                           3
     RISK FACTORS                                                           4
     Risks Associated with our Company                                      4
     Risks Associated with this Offering                                    7
FORWARD LOOKING STATEMENTS                                                 10
USE OF PROCEEDS                                                            10
DETERMINATION OF OFFERING PRICE                                            11
DILUTION                                                                   11
PLAN OF DISTRIBUTION                                                       13
     Offering will be Sold by Our Officers and Directors                   13
     Terms of the Offering                                                 13
     Deposit of Offering Proceeds                                          14
     Procedures for and Requirements for Subscribing                       14
     Exercise of Warrants                                                  14
LEGAL PROCEEDINGS                                                          14
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             16
DESCRIPTION OF SECURITIES                                                  17
INTEREST OF NAMED EXPERTS AND COUNSEL                                      18
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                           18
ORGANIZATION WITHIN LAST FIVE YEARS                                        19
DESCRIPTION OF OUR BUSINESS                                                19
     Glossary                                                              20
     General Information                                                   22
     Competition                                                           30
     Compliance with Government Regulation                                 30
     Patents and Trademarks                                                31
     Need for Any government Approval of Principal Products                31
     Research and Development Activities                                   31
     Employees and Employment Agreements                                   31
     Reports to Security Holders                                           32
PLAN OF OPERATION                                                          32
DESCRIPTION OF PROPERTY                                                    38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             38
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   38
EXECUTIVE COMPENSATION                                                     41
FINANCIAL STATEMENTS                                                       42
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                42

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Oliver Creek", and "Oliver Creek Resources" are to Oliver Creek Resources Inc.

Oliver Creek Resources Inc. (the "Company") was incorporated in the State of Nevada on November 30, 2005 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this Offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues and a limited operating history. The principal executive offices are located at 6952 Lanark Street, Vancouver, B.C. Canada V5P 2Z7. The telephone number is (604)836-2292.

We received our initial funding of $10,000 through the sale of common stock to an officer and director of the company who purchased 1,000,000 shares of our common stock at $0.01 per share on November 30, 2005. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (November 30, 2005) through the year ended January 31, 2006 report no revenues and a net loss of $8. Our independent auditor has issued an audit opinion for Oliver Creek which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claim has been prospected, sampled and staked and we have engaged the services of a professional geologist to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property is without known reserves and there is the possibility that the Thistle Claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered    1,000,000 units - Each unit consists of one share of
                            common stock and two common stock purchase warrants.

Price per Unit              $0.05

Offering Period             The units are offered for a period not to exceed 180
                            days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                $50,000 (Total Offering Proceeds). An additional
                            $200,000 (assuming exercise of all the warrants, of which there is no assurance)

Securities Issued
 and Outstanding            1,000,000 shares of common stock were issued and
                            outstanding as of the date of this prospectus.

Registration costs          We estimate our total offering registration costs to
                            be $6,000.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase units in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Thistle Claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on November 30, 2005 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Thistle Claim and the production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our directors have no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR OLIVER CREEK WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 3 of our accompanying financial statements, our limited exploration stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete the intended exploration program on the Thistle Claim, and therefore we will need the funds from this offering to complete our business plan. As of January 31, 2006, we had cash in the amount of $10,022. We currently do not have any operations and we have no income.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, copper or other minerals. We have a geological report detailing previous exploration in the area, and the claim has been prospected, sampled and staked. However; there is the possibility that the previous work was not carried out properly and the Thistle Claim does not contain any reserves, resulting in any funds spent by us on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE THISTLE CLAIM, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract these minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.

IF ACCESS TO OUR MINERAL CLAIM IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause the mining roads providing access to our claim to become impassable. We anticipate being able to access the lower to middle elevations of our mineral claim year around with little difficulty, however, the higher ground may require snow machines or similar track mounted vehicles during the winter months. If the roads are impassable we would be delayed in our exploration timetable.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to phase two which includes drilling operations on the Thistle Claim, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

     Our continued success will be dependent on the growth of demand for ore. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

THE LOSS OF THE SERVICES OF BRUCE OR SAMANTHA THOMSON COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT.

     Our performance is substantially dependent upon the professional expertise of our officers Bruce and Samantha Thomson. The loss of their services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace them with other individuals qualified to develop our exploration business. This could result in a loss of revenues, resulting in a reduction of the value of any shares you purchase in this offering.

BECAUSE OUR CURRENT OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Bruce Thomson, the president and a director of the company, currently devotes approximately 7 to 10 hours per week providing management services to us. Samantha Thomson, the secretary and a director of the company, currently devotes approximately 5 hours per month to the company, but will be available to assist Mr. Thomson with some of his duties as and when needed. While our executive officers presently possess adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to their friends, relatives, acquaintances and business associates, however; there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Oliver Creek, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholder acquired his shares at a cost of $.01 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (1,000,000 shares) will be increased by $.017 per share without any additional investment on his part. The purchasers of units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.023 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.027 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the estimated $6,000 cost of this registration statement to be paid from the proceeds of the offering. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MR. THOMSON, A DIRECTOR AND OFFICER OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL BENEFICIALLY OWN 50% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of Mr. Thomson's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer to sell his shares by limiting the sales of securities during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

MR. THOMSON WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company Mr. Thomson, a director and officer, will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the units offered herein, of which there is no assurance, we estimate that the net proceeds from this Offering will be approximately $44,000 after deducting $6,000 for estimated offering expenses, which include legal, accounting and filing fees. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

     Total Proceeds to the Company                                  $50,000
     Less: Offering Expenses
           Legal                                                      1,500
           Accounting                                                 2,000
           Preparation and EDGAR conversion fees                      1,500
           Transfer Agent                                               700
           Printing                                                     273
           Registration Fees                                             27
                                                                    -------
     Net Proceeds to the Company                                    $44,000

     Exploration Program                                             44,000
     Administration and Office Expense*                               2,000
     Legal and Accounting*                                            4,000
     Working Capital*                                                 4,000
                                                                    -------

     Total Use of Net Proceeds                                      $44,000
                                                                    =======
----------
*   Will be paid from cash on hand.

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all units are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the units before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Mr. Thomson, one of our directors, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the units has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered underlying the units and warrants, and the offering prices, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

The exercise price of the warrants was arbitrarily determined by us and does not bear any relationship to our assets, book value, earnings, projected revenues or other established criteria. Given the fact that the exercise price of $.10 per share is 2 times the $.05 offering price of the units in this Offering and 10 times the $.01 price per share paid by our current shareholder for his shares, there is no guarantee that any or all of the warrants will ever be exercised.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the units you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of January 31, 2005, the net tangible book value of our shares was $9,992 or $0.01 per share, based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the units and receipt of the total proceeds of $50,000, less offering expenses of $6,000, for a total net proceeds to us of $44,000, the net tangible book value of the 2,000,000 shares to be outstanding will be $53,992, or approximately $.027 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (1,000,000 shares) will be increased by $.017 per share without any additional investment on his part. The purchasers of units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per share) of $.023 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.027 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 50% of the total number of shares then outstanding, for which he will have made an investment of $10,000, or $.01 per share. Upon completion of the offering, the purchasers of the units offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .05
     Net Tangible Book Value Prior to this Offering       $ .01
     Net Tangible Book Value After Offering               $.027
     Immediate Dilution per Share to New Investors        $.023

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Total
                          Price      Number of      Percent of     Consideration
                        Per Share   Shares Held      Ownership         Paid
                        ---------   -----------      ---------         ----
Existing
Stockholder               $ .01      1,000,000          50%          $10,000

Investors in
This Offering             $ .05      1,000,000          50%          $50,000

If all warrants are exercised, investors would suffer even more significant dilution in the price they paid for their shares.

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officers and directors to sell the units directly to the public, with no commission or other remuneration payable to them for any units they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the units with a broker or dealer. Bruce Thomson and Samantha Thomson, both officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Neither our officers or our directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. Neither our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Neither our officers or directors are, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d.   Both our officers and directors meet the conditions of paragraph
          (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs
          (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any units in this offering.

TERMS OF THE OFFERING

The units will be sold at the fixed price of $.05 per unit until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date").

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the units are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $50,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We feel the use of an escrow agent is an expense the company cannot bear at this time. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any units in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Oliver Creek Resources Inc.

EXERCISE OF WARRANTS

Each unit consists of one share of common stock and two common stock purchase warrants. Each common stock purchase warrant will entitle the holder to purchase one additional share of common stock at the price of $.10 per share for a period of two years from the date of this offering. We intend to complete and enter into a Warrant Agreement with Holladay Stock Transfer, our registered stock transfer agent, to allow them to handle the issuance of the common stock underlying the warrants upon surrender and payment of the exercise price to us.

                                LEGAL PROCEEDINGS

Oliver Creek is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of Oliver Creek Resources Inc., whose one year terms will expire 11/30/06, or at such a time as their successor(s) shall be elected and qualified are as follows:

                                                         Date
Name & Address             Age      Position        First Elected   Term Expires
--------------             ---      --------        -------------   ------------
Bruce Thomson              58       President,         11/30/05       11/30/06
6952 Lanark Street                  Treasurer,
Vancouver, BC                       CFO, CEO &
Canada  V5P 2Z7                     Director

Samantha Thomson           26       Secretary,         11/30/05       11/30/06
203 - 1508 West 2nd Avenue          Director
Vancouver, BC
Canada  V6J 1H2

The foregoing persons are promoters of Oliver Creek Resources, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Thomson currently devotes 7 - 10 hours per week to company matters. Ms. Thomson, currently devotes approximately 5 hours per month to company matters, but will be available to assist Mr. Thomson with some of his duties as and when needed. After receiving funding per our business plan Mr. Thomson intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

RESUMES

BRUCE THOMSON has been the President, CEO, Treasurer, CFO, and Director of the Company since inception. From August 2004 to the present he has been President, CEO and a Director of Premium Petroleum Inc., a publicly-traded Wyoming corporation trading on the Pink Sheets that is in business of oil and gas exploration and development. From May 2004 to the present he has been Chairman of Hallmark Financial Solutions Inc. of Vancouver, BC, a privately-held British Columbia corporation, providing consulting and investment services. From 2000 to 2004 he was a self-employed business consultant involved in venture capital finance operating out of Vancouver, BC.

Mr. Thomson graduated in 1970 from the University of British Columbia located in Vancouver, BC, obtaining the degree of Bachelor of Applied Science in Electrical Engineering (B.A.Sc.). Through option courses he also completed 50% of the required credits toward an MBA degree while studying engineering. In 1991 he passed the Canadian Securities Course from the Canadian Securities Institute and obtained a securities license allowing him to practice as an investment advisor to do venture capital financing and retail brokerage in Canada, which he did until April 2000.

During the period of 1982 to 1987 Mr. Thomson was a founding shareholder and director of Hycroft Resources and Development Corporation, a successful gold mining company which traded on the Toronto Stock Exchange. After raising over $50,000,000 in funding, the company's Cowfoot Project near Winnemucca, Nevada was put into production and yielded over 100,000 ounces of gold per year for 12 years.

Mr. Thomson has over 30 years of entrepreneurial business experience in private and public companies, with expertise in management, marketing, and finance.

SAMANTHA THOMSON has been the Secretary and a Director of the Company since inception. Since June 2004 she has been working as a Corporate Finance Associate for Craigdarloch Holdings Ltd. in Vancouver, BC; a Private Equity Fund that invests primarily in real estate development and various small venture capital projects. From May 2004 to the present she has been President of Hallmark Financial Solutions Inc. of Vancouver, BC, a privately held British Columbia corporation, providing consulting and investment services. From January 2003 to June 2004 she worked for Optimum Public Relations, a division of Cossette Communication; the largest marketing communications firm in Canada and a publicly-traded company. As an account coordinator, she implemented media relations initiatives for small to large blue chip companies.

From June 2001-September 2002 she attended Queensland University of Technology's school of business in Brisbane, Australia where she was awarded an academic scholarship and received a Masters of Business (Communications) (MBCom) degree in marketing communications. Prior to her studies at QUT, she attended the University of Louisiana, Lafayette where she received a Bachelor of Arts (B.A.) degree in public relations in December 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Oliver Creek Resources' voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                              No. of        No. of
  Name and                    Shares        Shares     Percentage of Ownership:
   Address                    Before        After       Before           After
Beneficial Owner (1)         Offering      Offering    Offering        Offering
----------------             --------      --------    --------        --------
Bruce Thomson               1,000,000     1,000,000      100%             50%
6952 Lanark Street
Vancouver, BC
Canada V5P 2Z7

Samantha Thomson                    0             0        0%              0%
203 - 1508 West 2nd Ave.
Vancouver, BC
Canada V6J 1H2

All Officers and
Directors as a Group        1,000,000     1,000,000      100%             50%

----------
(1) Each of the persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 50% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended January 31, 2006, included in this prospectus, have been audited by Armando C. Ibarra, Certified Public Accountants, 371 E Street, Chula Vista, CA 91910. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Michael M. Kessler, 3436 American River Drive, Suite 11, Sacramento, California 95864, Telephone (916) 239-4000, has passed upon the validity of the units being offered and certain other legal matters and is representing us in connection with this offering.

William G. Timmons, P.Eng. of 1016 - 470 Granville Street, Vancouver, B.C. has provided us with the geology report contained herein.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Oliver Creek Resources Inc. was incorporated in Nevada on November 30, 2005 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Bruce Thomson was named Director and President of the company and Samantha Thomson was named Director and Secretary of the company. At that time the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $10,000 through the sale of common stock to Mr. Thomson who purchased 1,000,000 shares of our Common Stock at $0.01 per share on November 30, 2005.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion for Oliver Creek which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.3 to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, copper and other minerals. The Thistle Claim, the only claim currently in the company's portfolio, consists of 2 unpatented mineral claims which have been prospected, sampled and staked. There is the possibility that the Thistle Claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

In this Prospectus a combination of Imperial and metric measures are used with respect to mineral properties located in Canada. Conversion rates from Imperial measure to metric and from metric to Imperial are provided below:

Imperial Measure        =    Metric Unit        Metric Measure    =    Imperial Unit
2.47 acres                   1 hectare          0.4047 hectares        1 acre
3.28 feet                    1 metre            0.3048 metres          1 foot
0.62 miles                   1 kilometre        1.609 kilometres       1 mile
0.032 ounces (troy)          1 gram             31.1 grams             1 ounce (troy)
1.102 tons (short)           1 tonne            0.907 tonnes           1 ton
0.029 ounces (troy)/ton      1 gram/tonne       34.28 grams/tonne      1 ounce (troy) ton

                            GLOSSARY OF MINING TERMS

"Adit"                    An opening driven horizontally into the side of a
                          mountain or hill for providing access to a mineral
                          deposit.
"Agglomerate"             A breccia composed of largely or entirely of fragments
                          of volcanic rock.
"Anomalous"               A departure from the norm which may indicate the
                          presence of mineralization
"Argillite"               A metamorphic rock, intermediate between shale and
                          slate, that does not possess true slate cleavage
"Basalt"                  An extrusive volcanic rock
"BCDM"                    British Columbia Department of Mines
"Breccia"                 A rock in which angular fragments are surrounded by a
                          mass of fine-grained minerals
"Chalcopyrite"            A sulphide mineral of copper and iron; the most
                          important ore mineral in copper
"Chert"                   A variety of silica that contains microcrystalline
                          quartz
"Chlorite"                A dark green, soft, flaky mineral similar to mica; it
                          is common as an alteration or metamorphic mineral
"Clastic Rock"            A sedimentary rock composed principally of fragments
                          derived from pre-existing rocks and transported
                          mechanically to their place of deposition
"Copper" or "Cu"          A reddish or salmon-pink isometric mineral, the native
                          metallic element of copper. It is ductile and
                          malleable, a good conductor of heat and electricity,
                          usually dull and tarnished
"Diamond drill"           A rotary type of rock drill that cuts a core of rock
                          that is recovered in long cylindrical sections
"Diorite"                 An intrusive igneous rock composed chiefly of sodic
                          plagioclase, hornblende, biotite or pyroxene
"Epidote"                 A common crystallized calcium, aluminum, iron mineral
"Fault"                   A fracture dividing a rock into two sections that have
                          visibly moved relative to each other
"Feldspars"               silicate minerals which occur in igneous rocks -
                          plagioclase contains calcium and sodium
"Flows"                   Volcanic rock formed from lava that flowed out onto
                          the earth's surface
"Galena"                  A lead sulphide - the most common ore mineral of lead
"Geological mapping"      The process of observing and measuring geological
                          features in a given area and plotting these features, to scale, onto a map

"Geophysical survey"      A method of exploration that measures the physical
                          properties of rock formations including magnetism,
                          specific gravity, electrical conductivity and
                          resistance
"Gold" or "Au"            A heavy, soft, yellow, ductile, malleable, metallic
                          element. Gold is a critical element in computer and
                          communications technologies
"Granodiorite"            Igenous rock, less felsic than granite, typically
                          light in color; rough plutonic equivalent of dacite
"Isolated Rafts"          Literally small bodies of a rock unit that "sit" on
                          top of a different rock
"Jurassic"                Epoch in Earth history from about 135 million to 190
                          million years ago Also refers to the rocks and
                          sediment deposited in that epoch
"Lead" or "Pb"            Heavy, easily fusible soft malleable base metal of
                          dull pale bluish-grey colour
"Limestones"              A sedimentary rock composed primarily of calcium
                          carbonate
"Mafic"                   Class of rock which crystallizes from silicate
                          minerals at relatively high temperatures. It is also
                          sometimes called basalt
"Marble"                  A metamorphic rock derived from the re-crystallization
                          of limestone by the application of heat and pressure
"Massive sulphide
mineralization"           Mineralization that contains a variety of different
                          sulphide minerals - usually includes - sphalerite,
                          chalcopyrite, pyrite and pyrrhotite.
"Metamorphic"             A rock that has undergone chemical or structural
                          changes (heat, pressure, or a chemical reaction) that
                          causes changes to its original state - High-grade
                          metamorphic is a large amount of change
"Mineral claim"           A portion of land held either by a prospector or a
                          mining company, in British Columbia each claim is 500m
                          x 500m (1,640 ft2)
"MINFILE"                 A government data base detailing mineral occurrences
                          in BC
"Monzonite"               A felsic igneous rock usually light colored with > 20%
                          quartz content
"Ore"                     A mixture of mineralized rock from which at least one
                          of the metals can be extracted at a profit
"Permian"                 Epoch in earths history about 290-248 million years
                          ago
"Pillow"                  Basalts erupting under water form pillows, mounds of
                          elongated lava formed by the repeated oozing and
                          hardening of the hot basalt
"Precious metal"          Any of several metals, including gold and platinum,
                          that have high economic value - metals that are often
                          used to make coins or jewelry
"Pyrite"                  A yellow iron sulphide mineral - sometimes referred to
                          as "fools gold"
"Pyrrhotite"              A bronze colored, magnetic iron sulphide mineral
"Quartz"                  Common rock forming mineral consisting of silicon and
                          oxygen
"Schists"                 A coarse-grained, strongly foliated metamorphic rock
                          that develops from phyllite and splits easily into
                          flat, parallel slabs
"Sedimentary rocks"       Secondary rocks formed from material derived from
                          other rocks and laid down underwater.
"Sericite"                A term for a fine-grained white mica, mainly Muscovite
                          or Paragonite
"Shale"                   A sedimentary rock composed of fine sediment particles
                          - tend to be red, brown, black, or gray, and usually
                          originate in relatively still waters
"Silver" or "Ag"          A white metallic element that is ductile, very
                          malleable and capable of a high polish. This precious metal has major industrial applications in photography, x-rays, electronics and electrical contacts, batteries, brazing alloys, catalysts, mirrors, jewelry and sterlingware

"Soil sampling"           The collecting of samples of soil, usually 2 pounds
                          per sample, from soil thought to be covering
                          mineralized rock. The samples are submitted to a
                          laboratory that will analyze them for mineral content
"Sphalerite"              A zinc sulphide mineral; the most common ore mineral
                          of zinc
"Stockwork"               A complex system of structurally controlled or
                          randomly oriented veins, also referred to as stringer
                          zones
"Trenching"               The digging of long, narrow excavation through soil,
                          or rock, to expose mineralization
"Tuff"                    Rock composed of fine volcanic ash
"Vein"                    A crack in the rock that has been filled by minerals
                          that have traveled upwards from a deeper source
"Volcanic rocks"          Igneous rocks formed from magma that has flowed out or
                          has been violently ejected from a volcano

"Zinc" or "Zn"            A white metallic element

GENERAL INFORMATION

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Thistle Claim, consisting of 32 cell units staked and recorded online as per British Columbia Regulations. The mineral claims have a total surface area of approximately 677 hectares (1,673 acres). The property is located 16 kilometers (10 miles) southeast of Port Alberni, British Columbia on Vancouver Island. Access is provided to the claim off the main Port Alberni to Bampton road via logging roads. The topography and relief is fairly rugged extending from 400 meters (1,312 feet) to 1200 meters (3,937 feet) in elevation.

At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property. The Thistle Claim has been prospected, sampled and staked.

It is expected that the initial exploration phase will be supported by generators, however; hydro electrical power lines are located in the area. Water required for exploration and development of the claim is available from the major river drainages that flow year round as well as many subsidiary creeks.

The initial phase of exploration will consist of the detailed geological mapping of all roads within and buttressing the claim and silt sampling of every drainage or draw (soil sampling if necessary). This work is important in establishing the base and anomalous geochemical values and the structural implication of the drainages as faults or contacts. The Phase I budget will cover detailed geological mapping; silt (soil if necessary) geochemical sampling, geophysical surveying and trenching of the defined zones; and prospecting. It is estimated to cost $44,000 and take approximately 8 weeks to complete. We plan to commence Phase 1 of the exploration program on the claims in summer or fall 2006.

The Phase II exploration program is contingent upon the success of the Phase I program and our ability to raise additional funds to cover the costs. Diamond drilling is foreseen to be the logical next step. The minimum estimated cost of the Phase II program is $195,000 and will take approximately four months to complete, including the collection and interpretation of all exploration data. Based on previous work in the area and the zones on the Thistle Claim, our geologist considers the property an attractive exploration target for copper and gold mineralization. In general we would like to have indications that the mineralization is worth at least US $100 per ton (gross metal value) to further explore and develop the claim. If a large mineralized vein system is present the project could be developed on a large scale and conversely if a smaller mineralization vein system is present then the property could be developed on a smaller scale. In the event that a mineral body that is amiable to bulk mining (open pit) style development is located then we estimate the mineralization should be worth at least $US 10 per ton (gross metal value).

The discussions contained herein are management's estimates. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding from the exercise of the warrants to proceed with any subsequent work on the claims if mineralization is found in Phase 1.

ACQUISITION OF THE THISTLE CLAIM

The claim is currently held in trust in the name of our president, Bruce Thomson. The claim was purchased from Kokanee Placer, Ltd., an unrelated mining property vendor, for $500 CDN (approximately $435 USD).

                          Tenure
Claim Name     Units     Record #    Expiry Date     Map Sheet      Owner
----------     -----     --------    -----------     ---------      -----
THISTLE 1       10        508188      Mar 1/07       MO92F02E     B. Thompson
THISTLE 4       22        528359      Feb 15/07      MO92F02E     B. Thompson

    TOTAL       32 UNITS             676.90 Hectares

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

Title to the property has already been granted to our president and director, Bruce Thomson, who holds the claim in trust for the Company. To obtain a Free Miner's Certificate, which is required to hold a mining claim in British Columbia, Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada or be authorized to work in Canada. As the corporation is not registered in British Columbia the claim is held in trust for the company by Mr. Thomson, as he is eligible as a Canadian citizen. The mineral title claim has been registered with the Government of British Columbia and a title search has been done to ensure there are no competing claims to the property.

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. For our claim this would require $2,708 in exploration costs for year 1 through 3, and $5,416 per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The claim is located southeast of Port Alberni, British Columbia on Vancouver Island. Access is provided to the claim off the main Port Alberni to Bamfield road via logging roads. The property is accessible 6 kilometres (4 miles) up a logging road from the Port Alberni - Bamfield road.

The climate is mild, typical of the Vancouver Island area, and is such that the lower and middle elevations will be workable year round with little difficulty. Higher ground may require snow machines or similar track mounted vehicles. All the major river drainages flow year round as do many subsidiary creeks.

The area is an active logging region with plenty of heavy equipment and operators available for hire. Most live in Port Alberni, Parkside or Nanimo. All these population centres, totalling almost 20,000 people, are within a one hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies and assay facilities are located in Campbell River on the island or in Vancouver.

                   [MAP SHOWING THE THISTLE PROPERTY LOCATION]

                 [MAP SHOWING THISTLE PROPERTY CLAIMS OUTLINE]




PHYSIOGRAPHY

The topography and relief is fairly rugged extending from 400 meters (1,312 feet) to 1200 meters (3,937 feet) in elevation. The forested slopes are being actively logged with some areas of re-growth typical of this area of British Columbia. There is a mix of cedar, hemlock, spruce trees with alder, willow and cottonwood on old roads and poorly drained areas. Undergrowth brush is salal, devil's club and assorted berry bushes.

HISTORY

Gold was discovered in the area in the late part of the 19th century. Initial exploration occurred at that time with several showings around the Debbie Mine being discovered and developed by trenching and adits.

A second period of discovery and exploitation occurred in the mid to late 1930's and early 1940's which saw several new showings discovered and the bulk of the showings and occurrences were mined, including the Thistle Mine to the north of this property. Some post-war mining occurred but most of the area was under-explored until the 1980's.

During this last period of activity in the 1980's Westmin developed a reserve on the Debbie Mine area of 471,956 tonnes grading 6.23 grams (Minfile Report # 092F
079). Three showings were identified on or adjacent to the property; Thistle (Minfile Report # 092F 083); Saddle (Minfile Report # 092F 442); and Douglas (Minfile Report # 092F 443) during this period.

Little further exploration has been conducted in the area since the 1980's.

Previous work completed in the area is helpful as it provides some indication as to the type, grades and location of minerals present in the area, though there is no guarantee the previous work will result in any exploitable mineral deposits on our claim.

REGIONAL GEOLOGY

This area is part of the Insular belt of the Cordillera of volcanics, crystalline rocks and minor sediments of the geological province of Wrangallia and represents its western most portion. This terrain is the trailing edge of the Wrangallia geologic province as it was being rafted on to the North American Craton.

The eastern portion of Vancouver Island is underlain by the Palaeozoic Sicker Group sediments and Upper Triassic basalts with minor carbonates and clastic sediments. These units which underlie the subject property of this report have been intruded by the Early -Middle Jurassic Island Plutonic Suite (granodiorite
- monzonite - diorite) which is coeval or late stage part of the volcanic island arc sequence.

Basaltic flows and pillow basalt of the Triassic Karmutsen Formation (Vancouver Group) are underlain by a complexly inter-layered succession of volcanics and sediments of the Paleozoic Sicker and Mississippian to Lower Permian Buttle Lake groups. These include basaltic flows, agglomerates and bedded tuffs of the Upper Devonian McLaughlin Ridge Formation (Myra Formation), Sicker Group and limestones and marbles of the Upper Pennsylvannian to Lower Permian Mount Mark Formation (Buttle Lake Group, previously Buttle Lake Formation).

PROPERTY GEOLOGY AND MINERALIZATION

Basaltic flows and pillow basalt of the Triassic Karmutsen Formation (Vancouver Group) are underlain by a complexly inter- layered succession of volcanics and sediments of the Paleozoic Sicker and Mississippian to Lower Permian Buttle Lake groups. These include basaltic flows, agglomerates and bedded tuffs of the Upper Devonian McLaughlin Ridge Formation (Myra Formation), Sicker Group and limestones and marbles of the Upper Pennsylvannian to Lower Permian Mount Mark Formation (Buttle Lake Group, previously Buttle Lake Formation). Disseminated to massive sulphide mineralization, consisting of pyrite, chalcopyrite and minor pyrrhotite plus sulphide rich quartz-carbonate veins, occur in sheared pyritic quartz-sericite schists with chloritized mafic volcanic flows ("Mine Flow Unit") and tuffs of the Upper Devonian McLaughlin Ridge Formation. One zone of semi-massive pyrite, up to 10 centimetres thick and 50 centimetres long, occurs in McLaughlin Ridge basalts on the property which a sample across the zone assayed 2.1 grams per ton gold.

Drilling in 1988 in this area, encountered a stockwork of hematitic quartz-carbonate veinlets containing disseminated pyrrhotite and chalcopyrite assayed 1.19 grams per tonne gold, 0.0024 per cent copper, 0.0023 per cent zinc, trace silver and trace lead. Another occurrence of copper-gold mineralization in basaltic rocks of the McLaughlin Ridge Formation assayed 2.47 grams per tonne gold and 0.16 per cent copper. Mineralization is associated with the common chloritic alteration, but chlorite-epidote-carbonate-quartz alteration is also present.

Mineralization consists of pyrite, chalcopyrite and galena in quartz veins with associated quartz-carbonate and sericite alteration in sheared pillowed volcanics and breccia was also found on the southern part of the claim. The alteration occurs over a width of 100 metres and to the east finely laminated argillite with 10 - 20% pyrite occurs as an inlier between basaltic and cherty tuff. Assays of almost 2 grams gold were recorded.

                  [MAP SHOWING THISTLE CLAIM REGIONAL GEOLOGY]

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of gold, copper and other minerals. Therefore, we will likely be able to sell any gold, copper or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited, the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $3,000 - $5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the site of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees (initially) to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew and equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,000. (1 day - crew & equipment)

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. We paid $2,000 CDN ($1,745 US) for the geology report. The payment was made subsequent to our January 31, 2006 audited financials.

NUMBER OF EMPLOYEES

We currently have two employees, both of which are our executive officers, namely, Bruce Thomson and Samantha Thomson. Mr. Thomson currently devotes 7 - 10 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. Ms. Thomson, currently devotes approximately 5 hours per month to company matters, but will be available to assist Mr. Thomson with some of his duties as and when needed. There are no formal employment agreements between the company and our current employees.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $10,022. Until approximately June of 2006, we believe our cash balance is sufficient to fund our limited levels of operations. If we experience a shortage of funds prior to funding we may utilize funds from Mr. Thomson, one of our directors, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to Oliver Creek. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $10,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, copper and other minerals. There is the possibility that the Thistle Claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary through the exercise of the warrants to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of exploration programs on the Thistle Claim consisting of detailed geological mapping; silt (soil if necessary) geochemical sampling; geophysical surveying and trenching of the defined zones; and prospecting. In addition to the $44,000 we anticipate spending for Phase I of the exploration program as outlined below, we anticipate spending an additional $16,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $60,000, which is the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

PHASE I

The initial phase of exploration on the claim will consist of the detailed geological mapping of all roads within and buttressing the claims and silt sampling of every drainage or draw (soil sampling if necessary). This work is important in establishing the base and anomalous geochemical values and the structural implication of the drainages as faults or contacts. The Phase I budget will cover detailed geological mapping; silt (soil if necessary) geochemical sampling, geophysical surveying and trenching of the defined zones; and prospecting. It is estimated to cost $44,000 and take approximately 8 weeks to complete. We plan to commence Phase 1 of the exploration program on the claim in summer or fall 2006.

BUDGET - PHASE I (ALL FIGURE ARE US$)
     1. Geological Mapping including rock assays                        $12,000
     2. Geochemical surveying; soil and silts 300 samples & assays      $ 8,000
     3. Equipment rental vehicles & materials                           $ 5,000
     4. Fuel, Food, Field Supplies                                      $ 3,800
     5. Geophysical Surveying (magnetometer and VLF EM)                 $11,000
     6. Trenching & sampling                                            $ 2,200
     7. Report writing, Supervision, Travel                             $ 2,000
                                                                        -------

     GRAND TOTAL - PHASE I                                              $44,000
                                                                        =======

PHASE II:

The Phase II exploration program is contingent on the success of the Phase I program. Diamond drilling is foreseen to be the logical next step. The minimum estimated cost of the Phase II program is $195,000. The soonest we would anticipate beginning Phase II would be in late spring or summer 2007.

     1. Follow-up Detailed Geology & sampling                           $ 13,000
     2. Drilling 1000 metres at $105/ metre                             $105,000
     3. Assays 400 @ $20 per assay                                      $  8,000
     4. Permitting                                                      $ 25,000
     5. Supervision, Travel Report preparation & Contingency            $ 44,000
                                                                        --------

         GRAND TOTAL - PHASE II                                         $195,000
                                                                        ========

The above program costs are management's estimates based upon the recommendations of the professional geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration on the Thistle Claim.

We plan to commence the phase one exploration program on the claim in summer or fall 2006. The program should take approximately two months to complete. Following phase one of the exploration program, if it proves successful in identifying mineral deposits and we are able to raise the necessary funds through the exercise of the warrants, of which there is no guarantee, we intend to proceed with phase two of our exploration program. The estimated cost of this program is $195,000 and will take approximately four months to complete.

Subject to financing, we anticipate commencing the second phase of our exploration program in late spring or summer 2007. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration program. We will require additional funding from the exercise of the warrants to proceed with any subsequent recommended drilling work on the claim. We cannot provide investors with any assurance that we will be able to raise sufficient funds from the exercise of the warrants to fund any work after the first phase of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first phase of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing from the sale of the warrants will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue or expand our operations.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the units required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineral deposits we will attempt to raise the necessary funds by the shareholders exercising the warrants held by them. If we do not raise the funds necessary to proceed from the exercise of the warrants, we may consider alternative sources of funding such as a second public offering, a private placement of our securities or loans from our director or others.

Mr. Thomson, one of our directors, has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Thistle Claim, consisting of 32 cell units staked and recorded online as per British Columbia Regulations. The mineral claims have a total surface area of approximately 677 hectares (1,673 acres). At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs.

We received our initial funding of $10,000 through the sale of common stock to Mr. Thomson, one of our officers and directors, who purchased 1,000,000 shares of our common stock at $0.01 per share on November 30, 2005. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (November 30, 2005) through the year ended January 31, 2006 report no revenues and a net loss of $8.

CRITICAL ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a January 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective November 30, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company has not yet assessed the impact on adopting this new standard.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections
- a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

                             DESCRIPTION OF PROPERTY

We currently utilize space at the premises of Bruce Thomson, an officer and director of the company. The company pays Mr. Thomson $100 per month rent. The premises are located at 6952 Lanark Street, Vancouver BC, Canada V5P 2Z7. The facilities include an answering machine, a fax machine, computer and office equipment. We intend to use these facilities for the time being until we feel we have outgrown them. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Thomson, the officer and a director of the corporation. Beginning February 1, 2006 the company will pay Mr. Thomson $100 per month rent for the use of the premises.

Bruce Thomson is the father of Samantha Thomson.

As of January 31, 2006, there is a total of $30 that has been forwarded by Bruce Thomson to the Company with no specific repayment terms.

Mr. Thomson and Ms. Thomson, the officers and directors of the company, will not be paid for any underwriting services that they perform on our behalf with respect to this offering. Mr. Thomson will also not receive any interest on any funds that he advances to us for offering expenses prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On November 30, 2005, a total of 1,000,000 shares of Common Stock were issued to Mr. Thomson in exchange for $10,000 US, or $.01 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Oliver Creek Resources, nor, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Oliver Creek had one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

- contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-    the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the units, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and directors, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

TRANSFER AGENT

The stock transfer agent for our securities is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone (480)481-3940.

                             EXECUTIVE COMPENSATION

Our current officers receive no compensation. The current Board of Directors is comprised of Mr. Bruce Thomson and Ms. Samantha Thomson.

                           Summary Compensation Table

                                               Other
 Name &                                       annual      Restricted                           All other
principle                                     compen-       stock      Options      LTIP       compen-
position       Year   Salary($)   Bonus($)   sation($)    awards($)    SARs($)    Payouts($)   sation($)
--------       ----   ---------   --------   ---------    ---------    -------    ----------   ---------
B Thomson      2005      -0-        -0-         -0-          -0-         -0-          -0-          -0-
President

S Thomson      2005      -0-        -0-         -0-          -0-         -0-          -0-          -0-
Secretary

There are no current employment agreements between the company and its executive officers.

On November 30, 2005, a total of 1,000,000 shares of Common Stock were issued to Mr. Thomson in exchange for cash in the amount of $10,000 U.S., or $.01 per share.

The terms of these stock issuances were as fair to the company, in the opinion of the Board of Directors, as could have been made with an unaffiliated third party. In making this determination they relied upon the fact that the 1,000,000 shares were valued at $0.01and purchased for $10,000 in cash.

The officers currently devote an immaterial amount of time to manage the affairs of the company. Mr. Thomson currently devotes approximately 7 - 10 hours per week, and Ms. Thomson 5 hours per month. They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Oliver Creek Resources for the year ended January 31, 2006, and related notes, included in this prospectus have been audited by Armando C. Ibarra, Certified Public Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Oliver Creek Resources Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Oliver Creek Resources Inc. (An Exploration Stage Company) as of January 31, 2006, and the related statements of operations, changes in stockholders' equity, and cash flows for the period of November 30, 2005 (inception) to January 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United Stated). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2006, and the results of its operations and its cash flows for the period of November 30, 2005 (inception) to January 31, 2006, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA
------------------------------
Armando C. Ibarra, CPA

Chula Vista, Ca.
February 23, 2006

                           OLIVER CREEK RESOURCES INC.
                         (An Exploration Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                       As of
                                                                    January 31,
                                                                       2006
                                                                     --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $ 10,022
                                                                     --------
TOTAL CURRENT ASSETS                                                   10,022
                                                                     --------

      TOTAL ASSETS                                                   $ 10,022
                                                                     ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
  Loan Payable - (related party)                                     $     30
                                                                     --------
TOTAL CURRENT LIABILITIES                                                  30

TOTAL LIABILITIES                                                          30

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 1,000,000 shares issued and outstanding
   as of January 31, 2006                                               1,000
  Additional paid-in capital                                            9,000
  Deficit accumulated during exploration stage                             (8)
                                                                     --------
TOTAL STOCKHOLDERS' EQUITY                                              9,992
                                                                     --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $ 10,022
                                                                     ========

                       See Notes to Financial Statements

                           OLIVER CREEK RESOURCES INC.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                               November 30, 2005
                                                                 (inception)
                                                                  through
                                                                 January 31,
                                                                    2006
                                                                 -----------

REVENUES
  Revenues                                                       $        --
                                                                 -----------
TOTAL REVENUES                                                            --

GENERAL & ADMINISTRATIVE EXPENSES                                          8
                                                                 -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                   (8)
                                                                 -----------

NET INCOME (LOSS)                                                $        (8)
                                                                 ===========

BASIC EARNINGS PER SHARE                                         $     (0.00)
                                                                 ===========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                        1,000,000
                                                                 ===========

                       See Notes to Financial Statements

                           OLIVER CREEK RESOURCES INC.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
           From November 30, 2005 (Inception) through January 31, 2006
--------------------------------------------------------------------------------


                                                                                            Deficit
                                                                                          Accumulated
                                                               Common      Additional       During
                                                  Common       Stock        Paid-in       Exploration
                                                  Stock        Amount       Capital         Stage         Total
                                                  -----        ------       -------         -----         -----
BALANCE, NOVEMBER 30, 2005                             --      $   --       $   --          $  --        $    --

Stock issued for cash on November 30, 2005
 @ $0.01 per share                              1,000,000       1,000        9,000                        10,000

Net loss, January 31, 2006                                                                     (8)            (8)
                                                ---------      ------       ------          -----        -------

BALANCE, JANUARY 31, 2006                       1,000,000      $1,000       $9,000          $  (8)       $ 9,992
                                                =========      ======       ======          =====        =======

                       See Notes to Financial Statements

                           OLIVER CREEK RESOURCES INC.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                               November 30, 2005
                                                                 (inception)
                                                                   through
                                                                  January 31,
                                                                     2006
                                                                   --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                $     (8)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
  Changes in operating assets and liabilities:
   Loan payable - (related party)                                        30
                                                                   --------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                22

CASH FLOWS FROM INVESTING ACTIVITIES

      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                            1,000
  Additional paid-in capital                                          9,000
                                                                   --------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            10,000
                                                                   --------

NET INCREASE (DECREASE) IN CASH                                      10,022

CASH AT BEGINNING OF YEAR                                                --
                                                                   --------
CASH AT END OF YEAR                                                $ 10,022
                                                                   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during year for:
    Interest                                                       $     --
                                                                   ========
    Income Taxes                                                   $     --
                                                                   ========

                       See Notes to Financial Statements

                           OLIVER CREEK RESOURCES INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                January 31, 2006


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Oliver Creek Resources Inc. (the Company) was incorporated under the laws of the State of Nevada on November 30, 2005. The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a January 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective November 30, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                           OLIVER CREEK RESOURCES INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                January 31, 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from November 30, 2005 (inception) to January 31, 2006 and generated a net loss of $8. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the exploration stage and has minimal expenses, management believes that the company's current cash of $10,022 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 1,000,000 units for sale at $.05 per unit to raise capital of $50,000 to implement their business plan. Each unit will consist of one share and two share purchase warrants. Each share purchase warrant will be valid for a period of two years and will be exercisable at a price of $.10 per share. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

                           OLIVER CREEK RESOURCES INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                January 31, 2006


NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Beginning February 1, 2006 the Company will pay a director $100 per month for use of office space and services. Both officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, they may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Neither Bruce Thomson nor Samantha Thomson, officers and directors of the Company, will be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's upcoming SB-2 offering. They will also not receive any interest on any funds that they advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

As of January 31, 2006, there is a total of $30 that has been forwarded by Bruce Thomson to the Company with no specific repayment terms.

NOTE 6. NET OPERATING LOSSES

As of January 31, 2006, the Company has a net operating loss carryforwards of approximately $8. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 7. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On November 30, 2005 the Company issued a total of 1,000,000 shares of common stock to one director for cash in the amount of $0.01 per share for a total of $10,000.

As of January 31, 2006 the Company had 1,000,000 shares of common stock issued and outstanding.

                           OLIVER CREEK RESOURCES INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                January 31, 2006


NOTE 8. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of January 31, 2006:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 1,000,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Oliver Creek's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while

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
          holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Oliver Creek Resources, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $   27
     Accounting fees and expenses                                    $2,000
     Legal fees                                                      $1,500
     Preparation and EDGAR conversion fees                           $1,500
     Transfer Agent fees                                             $  700
     Printing                                                        $  273
                                                                     ------
     Total                                                           $6,000
                                                                     ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On November 30, 2005, a total of 1,000,000 shares of Common Stock were issued in exchange for $10,000 US, or $.01 per share. These securities were issued to an officer and director of the company.

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
                                    EXHIBITS

     Exhibit 3.1       Articles of Incorporation
     Exhibit 3.2       Bylaws
     Exhibit 5         Opinion re: Legality
     Exhibit 10        Mineral Titles
     Exhibit 23.1      Consent of counsel (See Exhibit 5)
     Exhibit 23.2      Consent of independent auditor
     Exhibit 23.3      Consent of professional geologist
     Exhibit 99.1      Subscription Agreement
     Exhibit 99.2      Draft Warrant Agreement
     Exhibit 99.3      Geology Report

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the

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
     company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver BC, on March 7, 2006.

                                        Oliver Creek Resources Inc.


                                            /s/ Bruce Thomson
                                            --------------------------
                                        By: Bruce Thomson
                                            (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Bruce Thomson                                                 March 7, 2006
-------------------------------------                             -------------
Bruce Thomson, President                                               Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)

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